EXHIBIT 99.1

First Security Reports 2006 Earnings of $0.63 Per Diluted Share; Fourth Quarter EPS of $0.17

CHATTANOOGA, Tenn., Jan. 25, 2007 (PRIME NEWSWIRE) -- First Security Group, Inc. (Nasdaq:FSGI), a community bank holding company serving middle and eastern Tennessee and northern Georgia, today reported results for the fiscal year and fourth quarter of 2006. Net income and diluted earnings per share for 2006 were $11.1 million and $0.63, respectively, compared with $7.4 million, or $0.50 per diluted share, for fiscal 2005, excluding an extraordinary after-tax gain of $2.2 million or $0.14 per diluted share in 2005. Including the extraordinary after-tax gain, First Security earned $9.6 million, or $0.64 per diluted share in 2005.

Financial results include the assets, liabilities and results of operations for Jackson Bank & Trust (Jackson Bank), which was acquired by First Security on August 31, 2005. Per share results reflect the impact of First Security's stock offering of 4.9 million shares in the third quarter of 2005; average diluted shares for the fiscal year 2006 increased by 2,770,000 shares, or 18.6 percent, above last year.

For the fourth quarter of 2006, First Security reported net income of $2.9 million, or $0.17 per diluted share compared with earnings of $2.3 million, or $0.13 per diluted share, for the prior-year fourth quarter. Excluding a fourth quarter 2005 extraordinary after-tax loss of $210,000, or $0.01 per diluted share, fourth quarter 2006 earnings increased 18.0 percent, or 21.4 percent per diluted share, above the $2.5 million, or $0.14 per diluted share, reported for the prior-year quarter.

Highlights of the year and fourth quarter include:

  * Operating income for the fiscal year 2006 rose 44.1 percent above the prior fiscal year; on a diluted per share basis, net operating income increased 21.2 percent, from $0.52 to
    $0.63. Net operating income excludes a $2.2 million
    extraordinary gain and non-recurring expense of $346,000,
    both net of tax, from 2005 results, as well as a non-recurring after-tax $44,000 expense resulting from the relocation of
    First Security's headquarters from 2006 results.

  * For the fourth quarter of 2006, net operating income rose 13.6 percent; net operating income per diluted share increased 13.3 percent, from $0.15 to $0.17.  Net operating income excludes a
    $210,000 extraordinary loss as well as non-recurring expense of
    $133,000, both net of tax, from fourth quarter 2005 results, as well as the aforementioned $44,000 after-tax expense from the
    2006 fourth quarter.

  * Net interest income rose 18.6 percent for fiscal year 2006, reflecting growth in average earning assets of 20.3 percent for the 12-months ending December 31, 2006, partially offset by a modest decline in the net interest margin of six basis points, to 5.09 percent.

  * Non-interest income for 2006 increased 20.0 percent above year earlier levels; excluding $427,000 of non-recurring items from
    2005, non-interest operating income rose 26.1 percent as First
    Security continues to build a well-diversified stream of fee income, with increasing contributions from non-bank activities.

  * Year-over-year, loans grew $98.9 million or 13.2 percent.
    Commercial loans, including construction and land development, commercial real estate, commercial and industrial, multi-family housing, and commercial leases, increased 15.6 percent during the 12-month period; they accounted for 62.6 percent of First
    Security's portfolio as of December 31, 2006.

  * Construction and land development loans contributed the majority of First Security's 2006 loan growth - up $56.3 million, or 48.0 percent above year-earlier levels; compared to the third quarter, construction lending grew 10.5 percent, or 42.0 percent
    annualized.

  * First Security continues to achieve operating efficiencies through the implementation of integration initiatives and
    growing economies of scale. The core efficiency ratio improved to 64.27 percent for the fiscal year 2006 compared with 66.34 percent for the prior-year period; for the fourth quarter of
    2006, the efficiency ratio was 62.46 percent.

Rodger B. Holley, Chairman, President and CEO of First Security, commented, "We worked diligently this past year on all fronts to achieve the high level of performance we reported today. Under any circumstances, a year that produces 44 percent growth in operating earnings reflects well on all who have contributed to this outstanding result. Taking into account the combined challenges associated with the interest rate environment over the past year, the competition for quality loans, as well as for well-priced deposits, these results become even more impressive."

Total revenue, comprised of net interest income and non-interest operating income, was $58.6 million for the fiscal year 2006, an increase of 19.9 percent over the $48.9 million reported for the fiscal year 2005. Net interest income reached $48.0 million, an increase of 18.6 percent above the prior year; year-over-year growth reflects a 20.3 percent increase in average earning assets, partially offset by a six basis point decline in net interest margin to 5.09 percent. Mr. Holley continued, "We completed the year with our annual net interest margin above 5.00 percent, which is exceptional in our southern region. In the second half of 2006, we too have experienced the continuing impact of competitive pricing and an inverted yield curve, which reduced our fourth quarter margin to 4.84 percent, 21 basis points lower than third quarter. We continue to depend on our strong loan growth and an increasingly diverse stream of fee income to drive revenue growth."

Non-interest operating income for 2006 was $10.6 million, up 26.1 percent from the $8.4 million reported for the previous year. Excluding losses of $197,000 on the sale of securities taken in the fourth quarter of 2006 and $117,000 of losses taken in the fourth quarter of 2005, recurring non-interest operating income for the fiscal year 2006 was $10.8 million, up $2.3 million or 26.7 percent above the $8.5 million earned in the prior fiscal year. Service charges accounted for $622,000 of the increase, but the major factor contributing to higher non-interest income was a $1.7 million, or 38.3 percent, increase in other fee income, derived largely from point of sale fees, bank owned life insurance income and gains on asset sales, in addition to growth of wealth management activities.

For the fourth quarter of 2006, total revenue was $14.6 million compared with $14.0 million for the fourth quarter of 2005, an increase of 4.7 percent. Net interest income increased 2.4 percent to $11.9 million, reflecting growth in average earnings assets of 7.2 percent, partially offset by a 22 basis point decline in the net interest margin to 4.84 percent. Excluding losses on the sales of securities in both quarters, recurring non-interest income was $2.9 million compared with $2.5 million in the prior-year fourth quarter, an increase of 18.3 percent.

Operating efficiencies continue to improve year-over-year as Jackson Bank becomes increasingly integrated, and First Security focuses on cost savings within the entire organization. Excluding non-recurring expenses of $64,000 of expenses relating to the relocation of First Security's corporate headquarters in 2006 and $937,000 relating to the merger with Jackson Bank, underwriting expenses and other matters in 2005, non-interest operating expense for the fiscal year 2006 was $40.0 million compared with $34.4 million for the fiscal year 2005, an increase of 16.0 percent. Jackson Bank accounted for $2.5 million or 44.4 percent of the increase. The balance reflects additional spending to support corporate growth and de novo branching activity, and includes the addition of 11 FTE employees year-over-year. Non-interest operating expense for the fourth quarter of 2006, excluding $64,000 of costs for relocation, was $9.8 million, basically unchanged from the prior-year fourth quarter after excluding $196,000 of Jackson Bank integration costs. The core efficiency ratio improved to 64.27 percent for the fiscal year 2006 compared with 66.34 percent for the prior fiscal year, and was 62.46 percent for the fourth quarter of 2006.

Asset quality remains sound, although First Security experienced modest deterioration in all categories of assets over the course of the year. Nonperforming assets plus 90-day past due receivables increased by $2.4 million to $8.2 million, or 0.72 percent of assets, at fourth quarter 2006 compared with $5.8 million, or 0.56 percent of assets, at year-end 2005, and $6.1 million, or 0.55 percent, for the third quarter of 2006. Fourth quarter 2006 includes a $2.0 million addition to nonaccrual loans, most of which was related to real estate loans and is supported by sufficient collateral. "Our nonperforming loans are well-collateralized and carry adequate reserves. Net charges offs for the fourth quarter were $303,000, our lowest quarterly level in several years," added Mr. Holley. Net charge-offs for the current fiscal year were $2.2 million, or 0.28 percent of average loans, compared with 0.36 percent last year. The loan loss reserve at year-end 2006 at 1.18 percent of loans outstanding.

Total assets were $1.1 billion at December 31, 2006, an increase of $89.1 million, or 8.6 percent above year-earlier levels. Total loans, excluding reserves, were $847.6 million, up $98.9 million, or 13.2 percent, over the same twelve-month period, as First Security converted surplus liquidity into higher-yielding assets. For the most recent quarter, total loans grew $21.8 million, or 10.6 percent annualized. All of First Security's loan growth during the past twelve month period has been organic.

Commercial real estate-related loans, including construction & land development loans (20.5 percent of total loans); commercial real estate (20.5 percent of loans); and multi-family loans (1.2 percent) together accounted for $357.6 million in outstandings at December 31, 2006, or approximately 42.2 percent of First Security's portfolio. These three commercial real estate loan categories grew 24.5 percent over the past twelve months, increasing from 38.4 percent of total loans for the year-earlier period. Compared with the linked quarter, commercial real estate loans grew 4.9 percent, or 19.6 percent annualized. Commercial and industrial loans were 14.3 percent of the total loan portfolio and grew 11.4 percent year-over-year, and 3.3 percent (13.3 percent annualized) compared with the third quarter of 2006.

Deposits were $922.0 million at December 31, 2006, up $60.5 million, or 7.0 percent, from twelve months ago. Core deposits (demand, savings, money market and retail time deposits) were $629.7 million at December 31, 2006, up 2.3 percent year-over-year; they comprised 68.3 percent of total deposits compared to 71.5 percent a year ago. First Security has been successful at attracting and retaining a high level of non-interest bearing demand deposits, which account for approximately 18.3 percent of total deposits, of which 65.0 percent is derived from commercial customers. Commenting on First Security's deposit initiatives, Mr. Holly added, "We are cross-selling transaction accounts with just about every product we have. As a result, our noninterest checking accounts grew ten percent over the past year."

Shareholders' equity at December 31, 2006 was $144.8 million, a twelve-month increase of $6.4 million, or 4.6 percent. Total shares outstanding at quarter-end were 17,762,000. First Security's tangible leverage ratio at quarter-end was 10.33 percent. Mr. Holley concluded, "This has been an excellent year for First Security. We anticipate a continuation of strong loan growth in our markets, and we are positioned to capture a growing share of these opportunities as we enter 2007."

Web Cast and Conference Call Information

First Security's executive management team will host a conference call and simultaneous web cast on at 3:00 p.m. Eastern Time to discuss fourth quarter and full-year 2006 results. The web cast can be accessed live on the First Security's website: www.FSGBank.com on the Corporate Information/Investor Relations page. A replay will be available approximately two hours after the live conference call ends and can be accessed at the First Security's website for one month. The web cast can also be accessed by phone for one week, until Midnight on February 1, 2007, by dialing 877-660-6853, Account No. 286, Conference ID No. 227328

About First Security Group, Inc.

First Security Group, Inc. is a bank holding company headquartered in Chattanooga, TN with $1.1 billion in assets. Founded in 1999, First Security's community bank subsidiary, FSGBank, N.A. has 38 full-service banking offices along the interstate corridors of middle and eastern Tennessee and northern Georgia. In Dalton, GA, FSGBank operates six full-service banking offices under the name of Dalton Whitfield Bank and two offices under the name Primer Banco Seguro (PBS); PBS serves the region's rapidly growing Latino population. FSGBank also operates five branches under the name of Jackson Bank & Trust along the I-40 corridor. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, asset-based lending, financial planning, Internet banking (www.FSGBank.com) and equipment leasing through its wholly-owned subsidiaries, Kenesaw Leasing, Inc. and J & S Leasing, Inc.

The First Security Group, Inc. logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1833

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP"). First Security's management uses these "non-GAAP" measures in their analysis of First Security's performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on First Security's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by First Security with the Securities and Exchange Commission. First Security undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

 First Security Group, Inc. and Subsidiary
 Consolidated Balance Sheets
 (in thousands, except share data)

                                  December 31,   December 31,
                                    2006            2005
                                  -----------    -----------
                                  (unaudited)

 ASSETS
 Cash & Due from Banks            $    26,512    $    23,917
 Federal Funds Sold and
  Securities Purchased
  under Agreements
  to Resell                             1,600         17,835
                                  -----------    -----------
 Cash and Cash Equivalents             28,112         41,752
                                  -----------    -----------
 Interest-Bearing
  Deposits in Bank                        481          1,153
                                  -----------    -----------
 Securities
  Available-for-Sale                  153,759        155,993
                                  -----------    -----------
 Loans Held for Sale                    7,524          4,244
 Loans                                840,069        744,415
                                  -----------    -----------
 Total Loans                          847,593        748,659
 Less:  Allowance for
  Loan Losses                           9,970         10,121
                                  -----------    -----------
                                      837,623        738,538
                                  -----------    -----------
 Premises and
  Equipment, net                       35,835         31,604
                                  -----------    -----------
 Goodwill                              27,156         27,032
                                  -----------    -----------
 Intangible Assets                      4,185          5,431
                                  -----------    -----------
 Other Assets                          42,652         39,189
                                  -----------    -----------
 TOTAL ASSETS                     $ 1,129,803    $ 1,040,692
                                  ===========    ===========

 LIABILITIES
 Deposits
   Noninterest-Bearing
    Demand                        $   168,654    $   153,278
   Interest-Bearing
    Demand                             66,787         75,123
                                  -----------    -----------
                                      235,441        228,401
                                  -----------    -----------
 Savings and Money
  Market Accounts                     135,784        152,901
                                  -----------    -----------
 Time Deposits:
 Certificates of Deposit
  of $100 thousand or more            205,428        156,134
 Certificates of Deposit
  of less than $100 thousand          258,456        234,501
 Brokered Certificates
  of Deposit                           86,892         89,570
                                  -----------    -----------
                                      550,776        480,205
                                  -----------    -----------
 Total Deposits                       922,001        861,507
 Federal Funds Purchased
  and Securities Sold
  under Agreements
  to Repurchase                        20,851         16,894
 Security Deposits                      3,920          4,094
 Other Borrowings                      24,838         10,150
 Other Liabilities                     13,405          9,658
                                  -----------    -----------
 Total Liabilities                    985,015        902,303
                                  -----------    -----------
 STOCKHOLDERS' EQUITY
   Common stock - $.01
    par value 50,000,000
    shares authorized
    as of December 31,
    2006; 20,000,000
    shares authorized
    as of December 31,
    2005; 17,762,278
    issued as of December
    31, 2006; 17,653,833
    issued as of December
    31, 2005;                             123            122
   Paid-In Surplus                    124,293        122,545
   Unallocated ESOP Shares             (5,094)           (91)
   Retained Earnings                   26,337         17,392
   Accumulated Other
    Comprehensive Loss                   (871)        (1,579)
                                  -----------    -----------
 Total Stockholders' Equity           144,788        138,389
                                  -----------    -----------
 TOTAL LIABILITIES
  AND STOCKHOLDERS' EQUITY        $ 1,129,803    $ 1,040,692
                                  ===========    ===========

 First Security Group, Inc.
 Consolidated Statements of Income
 (in thousands, except per share amounts)

                               Three Months Ended      Year-to-Date
                                   December 31,        December 31,
                                  2006      2005      2006      2005
 ---------------------------------------------------------------------
                            (unaudited) (unaudited) (unaudited)

 INTEREST INCOME
  Loans, including fees        $ 17,970  $ 14,978  $ 67,972  $ 50,774
  Debt securities
   - taxable                      1,333     1,189     5,253     3,698
  Debt securities
   - non-taxable                    430       396     1,596     1,191
  Other                              48       303       306       641
                               --------  --------  --------  --------
   Total Interest Income         19,781    16,866    75,127    56,304
                               --------  --------  --------  --------

 INTEREST EXPENSE
  Interest Bearing
   Demand Deposits                  125       157       589       433
  Savings Deposits and
   Money Market Accounts            750       697     2,861     2,138
  Certificates of Deposit
   of $100 thousand or more       2,508     1,420     8,378     4,136
  Certificates of Deposit
   of less than
   $100 thousand                  3,039     1,985    10,417     5,645
  Brokered Certificates
   of Deposit                       959       842     3,649     2,987
  Other                             508       156     1,251       524
                               --------  --------  --------  --------
   Total Interest Expense         7,889     5,257    27,145    15,863
                               --------  --------  --------  --------

 NET INTEREST INCOME             11,892    11,609    47,982    40,441
  Provision for Loan Losses         441       243     2,184     2,922
                               --------  --------  --------  --------
 NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES      11,451    11,366    45,798    37,519
                               --------  --------  --------  --------

 NONINTEREST INCOME
   Service Charges on
   Deposit Accounts               1,249     1,242     4,843     4,221
  Loss on Sales of Available
   for Sale Securities, net        (197)     (117)     (197)     (117)
  Other                           1,687     1,239     5,971     4,743
                               --------  --------  --------  --------
   Total Noninterest Income       2,739     2,364    10,617     8,847
                               --------  --------  --------  --------

 NONINTEREST EXPENSE
  Salaries and Employee
   Benefits                       5,339     5,166    22,108    19,428
  Expense on Premises and
   Fixed Assets, net of
   rental income                  1,568     1,510     6,613     5,606
  Other                           2,964     3,365    11,296    10,339
                               --------  --------  --------  --------
   Total Noninterest Expense      9,871    10,041    40,017    35,373
                               --------  --------  --------  --------

 INCOME BEFORE INCOME
  TAX PROVISION                   4,319     3,689    16,398    10,993
  Income Tax Provision            1,403     1,217     5,286     3,597
                               --------  --------  --------  --------
 NET INCOME BEFORE
  EXTRAORDINARY ITEM              2,916     2,472    11,112     7,396
  Extraordinary (Loss)
   Gain on Business
   Combination, net of tax           --      (210)       --     2,175
                               --------  --------  --------  --------
 NET INCOME                    $  2,916  $  2,262  $ 11,112  $  9,571
                               ========  ========  ========  ========

 NET INCOME PER SHARE:
  Net Income Per Share
   Before Extraordinary
   Item - basic                $   0.17  $   0.14  $   0.64  $   0.51
  Extraordinary Item - basic   $     --  $  (0.01) $     --  $   0.14
  Net Income Per Share - basic $   0.17  $   0.13  $   0.64  $   0.65
  Net Income Per Share
   Before Extraordinary
   Item - diluted              $   0.17  $   0.14  $   0.63  $   0.50
  Extraordinary Item - diluted $     --  $  (0.01) $     --  $   0.14
  Net Income
   Per Share - diluted         $   0.17  $   0.13  $   0.63  $   0.64

                      First Security Group, Inc.
                   Consolidated Financial Highlights
                              (unaudited)

              (in thousands, except per share amounts and
                    full-time equivalent employees)

                             4th Quarter   3rd Quarter    2nd Quarter
                                 2006          2006          2006
                              ----------    ----------    ----------
 Earnings:
 Net interest income          $   11,892    $   12,156    $   12,169
 Provision for
  loan losses                 $      441    $      600    $      600
 Non-interest income          $    2,739    $    2,776    $    2,666
 Non-interest expense         $    9,871    $   10,031    $   10,076
 Net income, before
  extraordinary items         $    2,916    $    2,906    $    2,816
 Extraordinary items,
  net of tax                  $       --    $       --    $       --
 Net income                   $    2,916    $    2,906    $    2,816

 Earnings - Normalized
 Non-interest operating
  income (2)                  $    2,739    $    2,776    $    2,666
 Non-interest operating
  expense (2)                 $    9,807    $   10,031    $   10,076
 Net operating income,
  net of tax (2)              $    2,960    $    2,906    $    2,816

 Per Share Data:
 Net income before
  extraordinary items,
  basic                       $     0.17    $     0.17    $     0.16
 Net income, basic            $     0.17    $     0.17    $     0.16
 Net income before
  extraordinary items,
  diluted                     $     0.17    $     0.16    $     0.16
 Net income, diluted          $     0.17    $     0.16    $     0.16
 Cash dividends declared      $     0.05    $     0.03    $     0.03
 Book value                   $     8.15    $     7.98    $     7.85
 Tangible book value          $     6.39    $     6.20    $     6.04

 Per Share Data -
  Normalized:
 Net operating income,
  basic (2)                   $     0.17    $     0.17    $     0.16
 Net operating income,
  diluted (2)                 $     0.17    $     0.16    $     0.16

 Performance Ratios:
 Return on average
  assets (1)                        1.04%         1.06%         1.06%
 Return on average
  equity (1)                        8.15%         8.31%         8.09%
 Return on average
  tangible assets (1)               1.07%         1.09%         1.09%
 Return on average
  tangible equity (1)              10.44%        10.74%        10.49%
 Net interest margin,
  taxable equivalent                4.84%         5.05%         5.27%
 Efficiency ratio (1)              67.47%        67.18%        67.92%
 Non-interest income
  to net interest income
  and non-interest
  income (1)                       18.72%        18.59%        17.97%

 Performance Ratios
  - Normalized:
 Operating return on
  average assets (2)                1.06%         1.06%         1.06%
 Operating return on
  average equity (2)                8.27%         8.31%         8.09%
 Operating return on
  average tangible
  assets (2)                        1.09%         1.09%         1.09%
 Operating return on
  average tangible
  equity (2)                       10.60%        10.74%        10.49%
 Core efficiency
  ratio (1) (3)                    62.46%        63.84%        64.45%
 Non-interest operating
  income to net interest
  income and non-
  interest operating
  income (2)                       18.72%        18.59%        17.97%

 Capital & Liquidity:
 Total equity to
  total assets                     12.82%        12.75%        12.65%
 Tangible equity to
  tangible assets                  10.33%        10.19%        10.03%
 Total loans to
  total deposits                   91.93%        90.39%        88.19%

 Asset Quality:
 Net charge-offs              $      303    $      914    $      468
 Net loans charged-
  off to average
  loans, annualized                 0.15%         0.45%         0.24%
 Non-accrual loans            $    2,653    $      679    $      696
 Other real estate
  owned                       $    1,982    $    2,298    $    1,986
 Repossessed assets           $    2,231    $    1,556    $      995
 Non-performing
  assets (NPA)                $    6,866    $    4,533    $    3,677
 NPA to total assets                0.61%         0.41%         0.34%
 Loans 90 days
  past due                    $    1,325    $    1,593    $    2,011
 NPA + loans 90 days
  past due to total
  assets                            0.72%         0.55%         0.52%
 Allowance for loan
  losses to total loans             1.18%         1.19%         1.28%
 Allowance for loan
  losses to NPA                   145.21%       217.56%       277.54%

 Period End Balances:
 Loans                        $  847,593    $  825,745    $  800,213
 Intangible assets            $   31,341    $   31,597    $   31,729
 Assets                       $1,129,803    $1,110,065    $1,089,332
 Deposits                     $  922,001    $  913,585    $  907,355
 Stockholders' equity         $  144,788    $  141,544    $  137,791
 Common stock market
  capitalization              $  204,796    $  204,434    $  203,684
 Full-time equivalent
  employees                          369           360           355
 Shares outstanding               17,762        17,746        17,559

 Average Balances:
 Loans                        $  834,494    $  812,611    $  785,397
 Intangible assets            $   31,482    $   31,635    $   31,897
 Earning assets               $  996,189    $  973,950    $  948,049
 Assets                       $1,120,233    $1,094,474    $1,066,523
 Deposits                     $  907,284    $  897,739    $  883,351
 Stockholders' equity         $  143,161    $  139,872    $  139,315
 Shares outstanding,
  basic - wtd                     17,216        17,218        17,342
 Shares outstanding,
  diluted - wtd                   17,600        17,629        17,759

                                1st Quarter      4th Quarter
                                    2006            2005
                                 ----------      -----------
 Earnings:
 Net interest income             $   11,765      $    11,609
 Provision for
  loan losses                    $      543      $       243
 Non-interest income             $    2,436      $     2,364
 Non-interest expense            $   10,039      $    10,041
 Net income, before
  extraordinary items            $    2,474      $     2,472
 Extraordinary items,
  net of tax                     $       --      $      (210)
 Net income                      $    2,474      $     2,262

 Earnings - Normalized
 Non-interest operating
  income (2)                     $    2,436      $     2,364
 Non-interest operating
  expense (2)                    $   10,039      $     9,845
 Net operating income,
  net of tax (2)                 $    2,474      $     2,605

 Per Share Data:
 Net income before
  extraordinary items,
  basic                          $     0.14      $      0.14
 Net income, basic               $     0.14      $      0.13
 Net income before
  extraordinary items,
  diluted                        $     0.14      $      0.14
 Net income, diluted             $     0.14      $      0.13
 Cash dividends declared         $     0.03      $      0.03
 Book value                      $     7.86      $      7.84
 Tangible book value             $     6.04      $      6.00

 Per Share Data -
  Normalized:
 Net operating income,
  basic (2)                      $     0.14      $      0.15
 Net operating income,
  diluted (2)                    $     0.14      $      0.15

 Performance Ratios:
 Return on average
  assets (1)                           0.95%            0.95%
 Return on average
  equity (1)                           7.11%            7.17%
 Return on average
  tangible assets (1)                  0.98%            0.98%
 Return on average
  tangible equity (1)                  9.21%            9.33%
 Net interest margin,
  taxable equivalent                   5.27%            5.06%
 Efficiency ratio (1)                 70.69%           71.86%
 Non-interest income
  to net interest income
  and non-interest
  income (1)                          17.15%           16.92%

 Performance Ratios
  - Normalized:
 Operating return on
  average assets (2)                   0.95%            1.00%
 Operating return on
  average equity (2)                   7.11%            7.55%
 Operating return on
  average tangible
  assets (2)                           0.98%            1.03%
 Operating return on
  average tangible
  equity (2)                           9.21%            9.83%
 Core efficiency
  ratio (1) (3)                       66.07%           62.35%
 Non-interest operating
  income to net interest
  income and non-
  interest operating
  income (2)                          17.15%           16.92%

 Capital & Liquidity:
 Total equity to
  total assets                        13.01%           13.30%
 Tangible equity to
  tangible assets                     10.30%           10.51%
 Total loans to
  total deposits                      86.87%           86.90%

 Asset Quality:
 Net charge-offs                 $      531      $       641
 Net loans charged-
  off to average
  loans, annualized                    0.28%            0.34%
 Non-accrual loans               $    1,119      $     1,314
 Other real estate
  owned                          $    2,110      $     1,552
 Repossessed assets              $    1,251      $     1,891
 Non-performing
  assets (NPA)                   $    4,480      $     4,757
 NPA to total assets                   0.42%            0.46%
 Loans 90 days
  past due                       $      904      $     1,042
 NPA + loans 90 days
  past due to total
  assets                               0.51%            0.56%
 Allowance for loan
  losses to total loans                1.32%            1.35%
 Allowance for loan
  losses to NPA                      225.51%          212.76%

 Period End Balances:
 Loans                           $  766,622      $   748,659
 Intangible assets               $   32,026      $    32,463
 Assets                          $1,062,009      $ 1,040,692
 Deposits                        $  882,492      $   861,507
 Stockholders' equity            $  138,141      $   138,389
 Common stock market
  capitalization                 $  194,193      $   171,950
 Full-time equivalent
  employees                             361              358
 Shares outstanding                  17,574           17,654

 Average Balances:
 Loans                           $  753,872      $   744,411
 Intangible assets               $   31,784      $    31,946
 Earning assets                  $  924,752      $   929,063
 Assets                          $1,043,280      $ 1,044,501
 Deposits                        $  860,499      $   855,158
 Stockholders' equity            $  139,281      $   137,964
 Shares outstanding,
  basic - wtd                        17,489           17,603
 Shares outstanding,
  diluted - wtd                      17,852           17,908

                                                        YTD
                                                    December 31,
                                                 2006          2005
                                             ----------    -----------
 Earnings:
 Net interest income                         $   47,982    $   40,441
 Provision for loan losses                   $    2,184    $    2,922
 Non-interest income                         $   10,617    $    8,847
 Non-interest expense                        $   40,017    $   35,373
 Net income, before extraordinary items      $   11,112    $    7,396
 Extraordinary items, net of tax             $       --    $    2,175
 Net income                                  $   11,112    $    9,571

 Earnings - Normalized
 Non-interest operating income (2)           $   10,617    $    8,420
 Non-interest operating expense (2)          $   39,953    $   34,436
 Net operating income, net of tax (2)        $   11,156    $    7,742

 Per Share Data:
 Net income before extraordinary
  items, basic                               $     0.64    $     0.51
 Net income, basic                           $     0.64    $     0.65
 Net income before extraordinary items,
  diluted                                    $     0.63    $     0.50
 Net income, diluted                         $     0.63    $     0.64
 Cash dividends declared                     $     0.13    $     0.03
 Book value                                  $     8.15    $     7.84
 Tangible book value                         $     6.39    $     6.00

 Per Share Data - Normalized:
 Net operating income, basic (2)             $     0.64    $     0.53
 Net operating income, diluted (2)           $     0.63    $     0.52

 Performance Ratios:
 Return on average assets (1)                      1.03%         0.83%
 Return on average equity (1)                      7.91%         6.88%
 Return on average tangible assets (1)             1.06%         0.85%
 Return on average tangible equity (1)            10.22%         8.45%
 Net interest margin, taxable equivalent           5.09%         5.15%
 Efficiency ratio (1)                             68.29%        71.77%
 Non-interest income to net interest
  income and non-interest income (1)              18.12%        17.95%

 Performance Ratios - Normalized:
 Operating return on average assets (2)            1.03%         0.87%
 Operating return on average equity (2)            7.94%         7.20%
 Operating return on average tangible
  assets (2)                                       1.06%         0.89%
 Operating return on average tangible
  equity (2)                                      10.26%         8.84%
 Core efficiency ratio (1) (3)                    64.27%        66.34%
 Non-interest operating income to net
  interest income and non-interest
  operating income (2)                            18.12%        17.23%

 Capital & Liquidity:
 Total equity to total assets                     12.82%        13.30%
 Tangible equity to tangible assets               10.33%        10.51%
 Total loans to total deposits                    91.93%        86.90%

 Asset Quality:
 Net charge-offs                             $    2,216    $    2,374
 Net loans charged-off to average loans,
  annualized                                       0.28%         0.36%
 Non-accrual loans                           $    2,653    $    1,314
 Other real estate owned                     $    1,982    $    1,552
 Repossessed assets                          $    2,231    $    1,891
 Non-performing assets (NPA)                 $    6,866    $    4,757
 NPA to total assets                               0.61%         0.46%
 Loans 90 days past due                      $    1,325    $    1,042
 NPA + loans 90 days past due to total assets      0.72%         0.56%
 Allowance for loan losses to total loans          1.18%         1.35%
 Allowance for loan losses to NPA                145.21%       212.76%

 Period End Balances:
 Loans                                       $  847,593    $  748,659
 Intangible assets                           $   31,341    $   32,463
 Assets                                      $1,129,803    $1,040,692
 Deposits                                    $  922,001    $  861,507
 Stockholders' equity                        $  144,788    $  138,389
 Common stock market capitalization          $  204,796    $  171,950
 Full-time equivalent employees                     369           358
 Shares outstanding                              17,762        17,654

 Average Balances:
 Loans                                       $  796,866    $  657,928
 Intangible assets                           $   31,699    $   19,924
 Earning assets                              $  960,966    $  799,109
 Assets                                      $1,081,375    $  886,946
 Deposits                                    $  887,319    $  734,869
 Stockholders' equity                        $  140,467    $  107,499
 Shares outstanding, basic - wtd                 17,315        14,618
 Shares outstanding, diluted - wtd               17,680        14,910

     (1)  These ratios are calculated using net income, before
          extraordinary items.

     (2)  These amounts and ratios are calculated using net operating income (net of tax) which excludes extraordinary items as
          defined by GAAP and certain non-recurring items. Since these items and their impact on First Security's performance are difficult to predict, management believes presentation of
          financial measures excluding the impact of these items
          provide useful supplemental information that is important
          for a proper understanding of the operating results of First
          Security's core business. Refer to the following non-GAAP
          reconciliation table for a detail of the non-recurring
          items.

     (3)  In accordance with SNL Financial practice, the core
          efficiency ratio is calculated on a fully tax equivalent
          basis excluding non-recurring items (see footnote (2) and
          non-GAAP reconciliation table) and certain non-cash items, such as amortization of intangibles, gains or losses on
          investment securities and gains, losses and write-downs on foreclosed and repossessed properties.

                     Non-GAAP Reconciliation Table

                               (in thousands, except per share data)
                            ------------------------------------------
                              4th Qtr 3rd Qtr 2nd Qtr 1st Qtr 4th Qtr
                               2006    2006    2006    2006    2005
                              ------- ------- ------- ------- -------
 Return on average assets        1.04%   1.06%   1.06%   0.95%   0.95%
   Effect of intangible
    assets                       0.03%   0.03%   0.03%   0.03%   0.03%
                              ------- ------- ------- ------- -------
 Return on average
  tangible assets                1.07%   1.09%   1.09%   0.98%   0.98%
                              ======= ======= ======= ======= =======
 Return of average equity        8.15%   8.31%   8.09%   7.11%   7.17%
   Effect of
    intangible assets            2.29%   2.43%   2.40%   2.10%   2.16%
                              ------- ------- ------- ------- -------
 Return on average
  tangible equity               10.44%  10.74%  10.49%   9.21%   9.33%
                              ======= ======= ======= ======= =======
 Return on average assets        1.04%   1.06%   1.06%   0.95%   0.95%
    Effect of
     non-recurring items         0.02%     --      --      --    0.05%
                              ------- ------- ------- ------- -------
 Operating return on
  average assets                 1.06%   1.06%   1.06%   0.95%   1.00%
    Effect of average
     intangible assets           0.03%   0.03%   0.03%   0.03%   0.03%
                              ------- ------- ------- ------- -------
 Operating return on
  average tangible assets        1.09%   1.09%   1.09%   0.98%   1.03%
                              ======= ======= ======= ======= =======

 Return on average equity        8.15%   8.31%   8.09%   7.11%   7.17%
    Effect of
     non-recurring items         0.12%     --      --      --    0.38%
                              ------- ------- ------- ------- -------
 Operating return on
   average equity                8.27%  8.31%    8.09%   7.11%   7.55%
    Effect on average
     intangible assets           2.33%  2.43%    2.40%   2.10%   2.28%
                              ------- ------- ------- ------- -------
 Operating return on
  average tangible equity       10.60% 10.74%   10.49%   9.21%   9.83%
                              ======= ======= ======= ======= =======

 Total equity to
  total assets                  12.82%  12.75%  12.65%  13.01%  13.30%
    Effect of
     intangible assets          -2.49%  -2.56%  -2.62%  -2.71%  -2.79%
                              ------- ------- ------- ------- -------
 Tangible equity to
  tangible assets               10.33%  10.19%  10.03%  10.30%  10.51%
                              ======= ======= ======= ======= =======

 Efficiency ratio               67.47%  67.18%  67.92%  70.69%  71.86%
    Effect of
     non-recurring items        -0.44%     --      --      --   -1.37%
    Effect of non-cash
     items                      -3.44%  -2.29%  -2.23%  -3.41%  -7.09%
    Effect of net
     interest income,
     tax equivalent
     adjustment                 -1.13%  -1.05%  -1.24%  -1.21%  -1.05%
                              ------- ------- ------- ------- -------
 Core efficiency ratio          62.46%  63.84%  64.45%  66.07%  62.35%
                              ======= ======= ======= ======= =======

 Non-interest income          $ 2,739 $ 2,776 $ 2,666 $ 2,436 $ 2,364
    Recovery on
     previously disposed
     repossessed asset             --      --      --      --      --
    Reinsurance
     underwriting revenue          --      --      --      --      --
                              ------- ------- ------- ------- -------

 Non-interest
  operating income            $ 2,739 $ 2,776 $ 2,666 $ 2,436 $ 2,364
                              ======= ======= ======= ======= =======

 Non-interest expense         $ 9,871 $10,031 $10,076 $10,039 $10,041
   Corporate
    headquarters
    relocation costs              (64)     --      --      --      --
   Severance                       --      --      --      --      --
   Impairment of
    long-lived assets              --      --      --      --      --
   Jackson Bank & Trust
    integration costs
    and other                      --      --      --      --    (196)
   Reinsurance
    underwriting
    expense                        --      --      --      --      --
                              ------- ------- ------- ------- -------
 Non-interest
  operating expense           $ 9,807 $10,031 $10,076 $10,039 $ 9,845
                              ======= ======= ======= ======= =======

 Net income                   $ 2,916 $ 2,906 $ 2,816 $ 2,474 $ 2,262
   Extraordinary loss
    (gain), net of tax             --      --      --      --     210
   Non-recurring
    expenses, net of tax           44      --      --      --     133
                              ------- ------- ------- ------- -------
 Net operating income,
  net of tax                  $ 2,960 $ 2,906 $ 2,816 $ 2,474 $ 2,605
                              ======= ======= ======= ======= =======

 Per Share Data
 Book value                   $  8.15 $  7.98 $  7.85 $  7.86 $  7.84
    Effect of
     intangible assets          (1.76)  (1.78)  (1.81)  (1.82)  (1.84)
                              ------- ------- ------- ------- -------
 Tangible book value          $  6.39 $  6.20 $  6.04 $  6.04 $  6.00
                              ======= ======= ======= ======= =======

 Net income, basic               0.17    0.17    0.16    0.14    0.13
   Effect of
    extraordinary and
    non-recurring items,
    net of tax                     --      --      --      --    0.02
                              ------- ------- ------- ------- -------
 Net operating
   income, basic $            $  0.17 $  0.17 $  0.16 $  0.14 $  0.15
                              ======= ======= ======= ======= =======

 Net income, diluted          $  0.17 $  0.16 $  0.16 $  0.14 $  0.13
    Effect of
     extraordinary and
     non-recurring items,
     net of tax                    --      --      --      --    0.02
                              ------- ------- ------- ------- -------
 Net operating
  income, diluted             $  0.17 $  0.16 $  0.16 $  0.14 $  0.15
                              ======= ======= ======= ======= =======

 Supplemental Data                       (in thousands)
                              ----------------------------------------

 Allowance for
  loan losses                 $ 9,970 $ 9,862 $10,205 $10,103 $10,121
 Net interest income,
  tax equivalent              $12,152 $12,398 $12,453 $12,022 $11,846
 Amortization of
  intangibles                 $   256 $   323 $   326 $   341 $   334
  (Gain) Loss on sales
  of available-for-sale
  securities and
  corporate stock, net        $    (7)$    -- $    -- $    -- $   117
 Gain on foreclosed and
  repossessed property,
  leased equipment, and
  premises and equipment      $  (178)$  (219)$  (121)$  (100)$   (45)
 Losses on foreclosed
  and repossessed
  property and premises
  and equipment               $   301 $    63 $    39 $    11 $    69
 Write-downs on
  foreclosed and
  repossessed property        $    64 $    98 $    45 $   200 $   537
 Mortgage loan and
  related fees                $   375 $   405 $   408 $   258 $   355

                                  Year-to-Date          Year-to-Date
                               December 31, 2006    December 31, 2005
                               -----------------    -----------------
 Return on average assets               1.03%                 0.83%
   Effect of intangible                 0.03%                 0.02%
    assets                           -------               -------
 Return on average
  tangible assets                       1.06%                 0.85%
                                     =======               =======

 Return of average equity               7.91%                 6.88%
   Effect of
    intangible assets                   2.31%                 1.57%
                                     -------               -------
 Return on average
  tangible equity                      10.22%                 8.45%
                                     ========              =======

 Return on average assets               1.03%                 0.83%
    Effect of
     non-recurring items                  --                  0.04%
                                     -------               -------
 Operating return on
  average assets                        1.03%                 0.87%
    Effect of average
     intangible assets                  0.03%                 0.02%
                                     -------               -------
 Operating return on
  average tangible assets               1.06%                 0.89%
                                     =======               =======

 Return on average equity               7.91%                 6.88%
    Effect of
     non-recurring items                0.03%                 0.32%
                                      ------               -------
 Operating return on
   average equity                       7.94%                 7.20%
    Effect on average
     intangible assets                  2.32%                 1.64%
                                      ------               -------

 Operating return on
  average tangible equity              10.26%                 8.84%
                                     =======               =======

 Total equity to
  total assets                         12.82%                13.30%
    Effect of
     intangible assets                 -2.49%                -2.79%
                                     -------               -------
 Tangible equity to
  tangible assets                      10.33%                10.51%
                                     =======               =======

 Efficiency ratio                      68.29%                71.77%
    Effect of
     non-recurring items               -0.11%                -1.32%
    Effect of non-cash
     items                             -2.83%                -3.12%
    Effect of net
     interest income,
     tax equivalent
     adjustment                        -1.08%                -0.99%
                                     -------               -------
 Core efficiency ratio                 64.27%                66.34%
                                     =======               =======

 Non-interest income                 $10,617               $ 8,847
    Recovery on
     previously disposed
     repossessed asset                    --                  (173)
    Reinsurance
     underwriting revenue                 --                  (254)
                                     -------               -------
 Non-interest
  operating income                   $10,617               $ 8,420
                                     =======               =======

 Non-interest expense                $40,017               $35,373
   Corporate
    headquarters
    relocation costs                     (64)                   --
   Severance                              --                  (157)
   Impairment of
    long-lived assets                     --                  (308)
   Jackson Bank & Trust
    integration costs
    and other                             --                  (234)
   Reinsurance
    underwriting
    expense                               --                  (238)
 Non-interest                        -------               -------
  operating expense                  $39,953               $34,436
                                     =======               =======

 Net income                          $11,112               $ 9,571
   Extraordinary loss
    (gain), net of tax                    --                (2,175)
   Non-recurring
    expenses, net of tax                  44                   346
                                     -------               -------
 Net operating income,
  net of tax                          11,156                 7,742
                                     =======               =======

 Per Share Data
 Book value                          $  8.15               $  7.84
    Effect of
     intangible assets                 (1.76)                (1.84)
                                     -------               -------
 Tangible book value                 $  6.39               $  6.00
                                     =======               =======

 Net income, basic                   $  0.64               $  0.65
   Effect of
    extraordinary and
    non-recurring items,
    net of tax                            --                 (0.12)
                                     -------               -------
 Net operating                          0.64                  0.53
   income, basic                     =======               =======

 Net income, diluted                 $  0.63               $  0.64
    Effect of
     extraordinary and
     non-recurring items,
     net of tax                           --                 (0.12)
                                     -------               -------
 Net operating
  income, diluted                    $  0.63               $  0.52
                                     =======               =======

 Supplemental Data                           (in thousands)
                                     -----------------------------

 Allowance for
  loan losses                        $ 9,970               $10,121
 Net interest income,
  tax equivalent                     $48,955               $41,160
 Amortization of
  intangibles                        $ 1,246               $   930
 (Gain) Loss on sales
  of available-for-sale
  securities and
  corporate stock, net               $    (7)              $   117
 Gain on foreclosed and
  repossessed property,
  leased equipment, and
  premises and equipment             $  (618)              $  (382)
 Losses on foreclosed
  and repossessed
  property and premises
  and equipment                      $   414               $   148
 Write-downs on
  foreclosed and
  repossessed property               $   407               $   640

 Mortgage loan and
  related fees                       $ 1,446               $ 1,468

CONTACT:  First Security Group, Inc.
          Rodger B. Holley, Chairman & CEO
            (423) 308-2080
            rholley@FSGBank.com
          William L. (Chip) Lusk, Jr. EVP & CFO
            (423) 308-2070
            clusk@FSGBank.com